UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2009 (March 2, 2009)

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 and Waiver to Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement

On March 2, 2009, Stream Global Services, Inc. (the “Company”, as Guarantor) entered into the Amendment No. 1 and Waiver (the “Amendment”) to Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (“PNC”, as Lender and as Agent), Steel City Capital Funding, LLC (as Term B Lender and as Term B Agent), PNC Capital Markets LLC (as Lead Arranger), Siemens Financial Services, Inc. (as Documentation Agent), Stream Holdings Corporation and the other Loan Parties signatory thereto (as Loan Parties) (the “Credit Agreement”).

In order to create additional Undrawn Availability (as defined under the Credit Agreement) under the Credit Agreement, the Stream Entities (defined below) have entered into the Reimbursement Agreement (described below) which provides for Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership (“Ares”) or one or more of its affiliates (each an “Ares Affiliate” and each Ares Affiliate and Ares being referred to collectively as the “Ares Guarantors”) may elect to provide, or cause one or more financial institutions or other entities to provide certain letters of credit, or other guarantees or backstop arrangements for the benefit of the Stream Entities (as defined in the Amendment).

The Credit Agreement restricts the ability of the Loan Parties to enter into certain of the transactions under the Reimbursement Agreement. The Loan Parties requested Agent, Term Loan B Agent and Lenders amend the Credit Agreement and waive any failure to comply with the Credit Agreement, with respect to the entering into and performance under the Reimbursement Agreement. The Amendment provides such requested amendments and waivers.

The foregoing summary of the material terms of the Amendment and the transactions contemplated thereby are qualified in their entirety by the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference as though fully set forth herein.

Guarantee and Reimbursement Agreement

On March 2, 2009, the Company entered into the Guarantee and Reimbursement Agreement, with Stream Holdings Corporation, Stream Florida Inc., Stream International Inc., Stream New York Inc. (collectively, the “Stream Entities”), and Ares (the “Reimbursement Agreement”). The Stream Entities currently expect to request that Ares, provide certain letters of credit, guarantees or other form of credit support to support obligations of the Stream Entities in order to create additional Undrawn Availability under the Credit Agreement.

Upon the written request of one of the Stream Entities, an Ares Guarantor may, in its discretion, provide, or cause a financial institution or other entity to provide, such letters of credit or guarantee or otherwise backstop (each of the foregoing, an “LC Guarantee”) obligations of the Stream Entities under one or more existing letters of credit for the benefit of one or more of the Stream Entities; provided, that such LC Guarantees are subject to certain limitations described in the Reimbursement Agreement, including that the obligations (whether fixed or contingent) of the Ares Guarantors under the LC Guarantees shall not exceed $10,000,000 in the aggregate under any circumstance whatsoever and that each LC

Guarantee shall continue in full force and effect for a term of twelve months from its issuance; provided further, that such LC Guarantee may not extend to a date later than the twelve month anniversary of the first date on which Ares consents to an LC Guarantee under the Reimbursement Agreement, subject to certain exceptions.

Each of the Stream Entities agreed to reimburse the Ares Guarantors for any and all amounts drawn or paid under the LC Guarantees, or otherwise payable by the Ares Guarantors in connection with such LC Guarantees (collectively, the “Reimbursement Obligations”) which reimbursement obligations shall be subject to interest accruing at 5% per annum or 7% per annum if payment is not timely made. The rights granted to the Ares Guarantors under the Reimbursement Agreement are subject to the Subordination Agreement (as described below).

Upon the delivery and effectiveness of an LC Guarantee, the Company agrees to issue to Ares or other Ares Guarantors a number of shares (the “Shares”) of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company (the “Series B Preferred Stock”) equal to (i) one thousand (1,000) shares multiplied by (ii) (a) the aggregate maximum amount which may be drawn or paid under such LC Guarantee with respect to the Letter(s) of Credit supported by such LC Guarantee divided by (b) $10,000,000.00, with any fractional shares being rounded up to the nearest whole share (the “LC Fee”); provided, that, subject to certain exceptions in no event shall the aggregate number of Shares issued exceed 1,000.

As security for their obligations under the Reimbursement Agreement, each of the Stream Entities (other than the Company) granted to Ares (on behalf of itself and for the ratable benefit of the other Ares Guarantors) a continuing security interest in substantially all of its right, title and interest in, to and under the Collateral (as defined in the Reimbursement Agreement). The rights granted to the Ares Guarantors under the Reimbursement Agreement are subject to the Subordination Agreement (described below).

The foregoing summary of the material terms of the Reimbursement Agreement and the transactions contemplated thereby are qualified in their entirety by the complete text of the Reimbursement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.

Subordination and Intercreditor Agreement

On March 2, 2009, the Company entered into the Subordination and Intercreditor Agreement, with PNC Bank, National Association, (as Agent), Steel City Capital Funding, LLC, (as agent for Term B Lenders and as Term B Agent), Ares and the other Loan Parties signatory thereto (as Loan Parties) (the “Subordination Agreement”). Pursuant to the Subordination Agreement, the obligations of the Stream Entities under the Reimbursement Agreement, and the liens granted therein, are junior and subordinate to the obligations of the Stream Entities under, and to liens granted in connection with, the Credit Agreement.

The foregoing summary of the material terms of the Subordination Agreement and the transactions contemplated thereby are qualified in their entirety by the complete text of the Subordination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference as though fully set forth herein.

Registration Rights Agreement Amendment

In connection with the potential issuance of the Shares to be issued to Ares pursuant to the Reimbursement Agreement, the Company has agreed, prior to the issuance of any LC Guarantee, to amend the Registration Rights Agreement, dated as of August 7, 2008, by and among the Company, Ares and the stockholders listed therein, to include any shares of common stock issued or issuable upon conversion of the Series B Preferred Stock in the definition of Registrable Securities (as defined therein).

The foregoing description is a summary of the material terms of the form of registration rights agreement amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference as though fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 and under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described above, at the closing of the transactions contemplated by the Reimbursement Agreement, the Company may issue the Shares of Series B Preferred Stock to Ares or an Ares Guarantor, which are intended to be issued pursuant to the “private placement” exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

This report is neither an offer to sell nor a solicitation of offers to purchase securities of the Company. The Shares of Series B Preferred Stock that may be issued by the Company in connection with this potential transaction will not be registered under the Securities Act and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.03.	Material Modification to Rights of Security Holders.

Information concerning amendments to the Company’s certificate of incorporation set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

In connection with the payment of an LC Fee under the Reimbursement Agreement, the Company agreed to issue to Ares or other Ares Guarantors Shares of Series B Preferred Stock in an aggregate amount not to exceed 1,000 shares, subject to certain exceptions. The terms of the Series B Preferred Stock are set forth in a form of Certificate of Designations of Series B Convertible Preferred Stock as follows:

Dividends. Holders of the Series B Preferred Stock will be entitled to receive dividends at a rate of 5.0% per annum, payable semi-annually in arrears commencing on the first June 30 or December 31 following the date of first issuance of any shares of Series B Preferred Stock (the “Original Issue Date”) and thereafter on every June 30 and December 31 (each a “Series B Dividend Payment Date”).

If (i) the Company has not redeemed all of the then outstanding shares of Series B Preferred Stock prior to two business days after the seventh anniversary of the Original Issuance Date or (ii) all of the Series B Preferred Stock has not been converted into the Company’s Common Stock, the dividend rate per share (as a percentage of the Stated Value (as defined below) per share) shall increase to 10.00% per annum, effective as of the seventh anniversary of the Original Issuance Date. At the Company’s option, dividends on the Series B Preferred Stock may be paid in cash or by adding the amount of accrued dividends per share of Series B Preferred Stock to the Stated Value of the Series B Preferred Stock. No dividend or other distribution (other than (y) a dividend or distribution payable solely in the Common Stock or (z) a cash dividend or distribution with respect to which holders of shares of Series B Preferred Stock receive a pro rata portion of such dividend or distribution on an as-converted basis) shall be paid on or set apart for payment on the Company’s Common Stock or any other securities junior to the Series B Preferred Stock unless all accrued and unpaid dividends on the Series B Preferred Stock (but not amounts previously added to Stated Value) have been paid. The “Stated Value” for each share of Series B Preferred Stock equals the sum of (i) $1,000 plus (ii) all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value) on such Series B Preferred Stock as of the date of calculation.

Immediately prior to the occurrence of any Acceleration Event (as defined below) prior to the seventh anniversary of the Original Issuance Date, the Stated Value of each share of Series B Preferred Stock shall immediately and automatically be increased by an amount per share equal to all dividends that would otherwise be payable on a share of Series B Preferred Stock on each Series B Dividend Payment Date on and after the occurrence of such Acceleration Event and prior to and including the seventh anniversary of the Original Issuance Date (the “Series B Acceleration Period”). The automatic increase in Stated Value shall be in lieu of, and not in addition to, the dividends that would otherwise be payable on each Series B Dividend Payment Date during the Series B Acceleration Period. If the Company has elected not to require conversion, each holder of Series B Preferred Stock shall be entitled to receive, and the Company shall pay all dividends payable on each Series B Dividend Payment Date after the seventh anniversary of the Original Issue Date.

An amount equal to the sum of all accrued but unpaid dividends shall be payable upon (i) a Liquidation Event in cash, (ii) a Fundamental Transaction that the holders of Series B Preferred Stock treat as a Liquidation Event or (iii) conversion of the Series B Preferred Stock, either (A) in cash or (B) in additional shares of the Company’s Common Stock. An “Acceleration Event” means the occurrence of any one or more of the following events: (i) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”); (ii) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement or adjustment; (iii) immediately prior to a conversion at the Company’s option; or (iv) any other Fundamental Transaction. A “Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Reimbursement Agreement by an individual or legal entity or “group ”(as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 35% of the voting rights or voting equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company’s board of directors with members that are not approved by a majority of those individuals who are members of the board of directors on the date of the Reimbursement Agreement (or other persons approved by such members to be directors (or their successors so appointed), appointed pursuant to the terms of the Stockholder’s Agreement); (iii) a merger or consolidation of the Company or any subsidiary or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold a majority of the voting rights or voting equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any subsidiary that constitutes or results in a transfer of a majority of the voting rights or voting equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; (vi) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing a majority of the voting rights or voting equity interests in the Company, except for the tender offer described in the Purchase Agreement; (vii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent a majority of the voting rights or voting equity interests of the Company, cash or property; or (viii) the execution by the Company of an agreement directly or indirectly providing for any of the foregoing events; provided that none of items (i) through (viii) shall be deemed a Fundamental Transaction if any person controlling, directly or indirectly, more than fifty percent (50%) of the Series B Post-Conversion Equity (as defined below) acquires a majority of the voting rights or voting equity interests in the Company, or any successor thereto, in such transaction or series of transactions.

Liquidation Preference. Upon a Liquidation Event, holders of the Series B Preferred Stock will have a liquidation preference equal to the greater of (x) the Stated Value for each share of Series B Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series B Preferred Stock) plus all accrued but unpaid dividends, and (y) the amount per share in cash that would be payable to a holder of Series B Preferred Stock had all shares of Series B Preferred Stock been converted into the Company’s Common Stock immediately prior to (but giving effect to) such Liquidation Event. If, upon the occurrence of a Liquidation Event, the assets and funds to be distributed among the holders of the Series A Preferred Stock of the Company and the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A liquidation preference and the full Series B liquidation preference (each as defined therein), respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the aggregate Series A liquidation preference and the aggregate Series B liquidation preference, respectively, that would otherwise be payable to each of such holders.

The Company shall provide written notice of any Liquidation Event or Fundamental Transaction to each record holder of Series B Preferred Stock not less than 45 days prior to the payment date or effective date thereof. At the request of any holder of Series B Preferred Stock, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five trading days after such holder of Series B Preferred Stock receives notice of such Fundamental Transaction from the Company), such Fundamental Transaction will be treated as a Liquidation Event with respect to such holder of Series B Preferred Stock; provided, however, that if the consideration to be paid to the holders of the Company’s Common Stock is not to be paid in cash, but rather in securities or other property, then at the option of the Company, the amount payable to the holders of Series B Preferred Stock shall be either (i) in cash or (ii) in the same securities or other property as is to be paid to the holders of the Company’s Common Stock.

Rank. The Series B Preferred Stock ranks senior to the Company’s Common Stock and all other equity or equity equivalent securities for purposes of any Liquidation Event.

Conversion at the Option of a holder of Series B Preferred Stock. The Series B Preferred Stock is convertible at the option of the holders, at any time and from time to time, based on the conversion price then in effect (initially, $6.00 per share (subject to adjustment as described below), subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events); provided that if less than 20% of the number of shares of Series B Preferred Stock outstanding on the date the Series B Preferred Stock is first issued by the Company would remain outstanding after any such conversion, then all shares must be converted at that time.

Conversion at the Option of the Company. At any time that (i) the average closing price for at least thirty consecutive trading days (each as defined therein) after August 7, 2011 exceeds 150% of the conversion price or (ii) a Fundamental Transaction occurs that the holders of Series B Preferred Stock do not treat as a Liquidation Event, the Company may elect to require the holders of Series B Preferred Stock to convert all shares of the Series B Preferred Stock into Common Stock based on the conversion price by delivering an irrevocable written notice of such election to the holders of Series B Preferred Stock (the “Series B Corporation Conversion Notice”). The Series B Corporation Conversion Notice must be delivered within thirty days of the event with respect to which it is being delivered. The tenth trading day after the delivery of such Series B Corporation Conversion Notice will be the “Series B Conversion Date” for such required conversion. Notwithstanding the foregoing, (x) in the event of a conversion at the option of the Company predicated on clause (i) above, the Company may not require any conversion unless, as of the Series B Conversion Date, and for each trading day between the date of the Series B Corporation Conversion Notice and the Series B Conversion Date, the closing price for each such trading day exceeds 150% of the conversion price and unless there are then outstanding at least 20,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination or other similar transaction) held by non-affiliates of the Company, and certain other conditions are satisfied or waived.

Redemption. On or after the first anniversary of the Original Issuance Date, the Company may, at its option, redeem any of the Series B Preferred Stock for a cash purchase price equal to the Stated Value plus all accrued and unpaid dividends that have not been added to the Stated Value on the redemption date (the “Series B Cash Redemption Price”). Additionally, if the product of (X) the average closing price of the ten trading days immediately preceding the redemption date (the “Series B Company Redemption Closing Price”) and (Y) the number of shares of the Company’s Common Stock that would have been issued had the holder converted all outstanding shares of Series B Preferred Stock being redeemed into shares of the Company’s Common Stock on the redemption date (such product being referred to as the “Series B Common Stock As Converted Cash Value”) exceeds the aggregate Series B Cash Redemption Price, the holder will receive on the redemption date, in addition to the aggregate Series B Cash Redemption Price, in shares of the Company’s Common Stock, the amount by which the Series B Common Stock As Converted Cash Value exceeds the aggregate Series B Cash Redemption Price, with the per share value for the Company’s Common Stock so issued and delivered being the Series B Company Redemption Closing Price; provided that if less than 20% of the number of shares of Series B Preferred Stock outstanding on the Original Issuance Date would remain outstanding after any such redemption, then all shares must be redeemed at that time.

Voting Rights. On all matters submitted for stockholder approval, holders of Series B Preferred Stock will be entitled to vote as a class with the holders of the Company’s Common Stock on an as-converted basis.

Special Voting Rights. As long as any Series B Preferred Stock remains outstanding, the Company may not take any of the following actions without the approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding, voting together as a separate class:

(i)	alter or change the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designations or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under the Certificate of Designations by the Company;

(ii)	authorize or create any class or series of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or otherwise pari passu with the Series B Preferred Stock;

(iii)	increase the authorized number of shares of Series B Preferred Stock;

(iv)	pay or declare any dividend or make any distribution on, or redeem or acquire, any other securities junior to the Series B Preferred Stock, except pro rata stock dividends on the Company’s Common Stock payable in additional shares of the Company’s Common Stock;

(v)	enter into any transaction or series of transactions which would constitute a Liquidation Event or Fundamental Transaction if the consideration payable with respect to each share of Series B Preferred Stock is other than an amount in cash which is more than 150% of the conversion price; or

(vi)	enter into any agreement with respect to the foregoing.

The rights in clause (iv) will terminate and cease to apply on the first date: (a) there are outstanding less than 30% of the number of shares of Series B Preferred Stock that were outstanding on the Original Issuance Date and (b) the outstanding shares of Series B Preferred Stock represent, in the aggregate, less than 20% of the Series B Post-Conversion Equity (as defined below). The rights set in clause (v) will terminate and cease to apply on the date that both (A) and (B) have occurred. “Series B Post-Conversion Equity” means, as of the date of determination, that number of shares of the Company’s Common Stock that are then outstanding or would be outstanding upon the exercise of all rights, options, and warrants (to the extent then exercisable and vested) and conversion of all other securities (including the Series B Preferred Stock) that are convertible into shares of the Company’s Common Stock.

Adjustment to Conversion Price.

The initial conversion price is $6.00 per share and shall be subject to adjustment from time to time in the event of a stock dividend, stock split or similar event or a Fundamental Transaction.

The foregoing description is a summary of the material terms of the form of Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference as though fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: March 6, 2009	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock of the Company.

4.1	Form of Amendment No. 1 to Registration Rights Agreement, among the Company, Ares Corporate Opportunities Fund II, L.P. and the other signatories thereto.

10.1	Guarantee and Reimbursement Agreement, by and among the Company, Stream Holdings Corporation, Stream Florida Inc., Stream International Inc., Stream New York Inc., and Ares Corporate Opportunities Fund II, L.P., dated March 2, 2009.

10.2	Subordination and Intercreditor Agreement, by and among the Company, PNC Bank, National Association, (as Agent), Steel City Capital Funding, LLC (as agent for Term B Lenders and as Term B Agent), Ares Corporate Opportunities Fund II, L.P. and the other Loan Parties signatory thereto (as Loan Parties), dated March 2, 2009.

10.3	Amendment No. 1 and Waiver to Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement, by and among PNC Bank, National Association (as Lender and as Agent), Steel City Capital Funding, LLC (as Term B Lender and as Term B Agent), PNC Capital Markets LLC (as Lead Arranger), Siemens Financial Services, Inc. (as Documentation Agent), Stream Holdings Corporation and the other Loan Parties signatory thereto (as Loan Parties), dated March 2, 2009.